Exhibit 99.1

Scienture Holdings, Inc. Announces Private Placement of $3 Million of 10% Secured Convertible Debentures as Initial Tranche of $12 Million Offering and Entry into $50 Million Equity Line of Credit Agreement

Scienture Holdings to Receive Funding of Up to $12 Million From Private Placement of 10% Secured Convertible Debentures and Up to $50 Million from Equity Line of Credit

Tampa, FL, Nov. 26, 2024 (GLOBE NEWSWIRE) – Scienture Holdings, Inc. (Nasdaq: SCNX) (the “Company” or “Scienture”), a pharmaceutical company with strategic capabilities across R&D, manufacturing, sales & marketing, and commercial operations, today announced it has entered into a securities purchase agreement to issue 10% secured convertible debentures in an aggregate principal amount of up to $12,222,222 million to certain affiliates of Arena Investors, LP (“Arena”) in three separate tranches that are subject to certain closing conditions.

The closing of the first tranche was consummated on November 25, 2024 and the Company issued debentures in an aggregate principal amount of approximately $3.33 million.

Dawson James Securities, Inc. acted as the sole placement agent for the private placement of the debentures.

Concurrent with the debenture offering, Scienture also entered into an agreement with Arena Business Solutions (“ABS”), an affiliate of Arena, for a $50 million equity line of credit (ELOC). Under the terms of the agreement, the Company will have the right, but not the obligation, to issue and sell to ABS up to $50 million of shares of common stock over a period of 36 months, subject to customary conditions. The Company has no immediate plans to draw upon the ELOC.

Scienture intends to use the proceeds from this strategic financing for working capital and other general corporate purposes. Scienture will determine the allocation of funds according to the Company’s strategic needs.

Further information regarding the Securities Purchase Agreement and the ELOC Agreement are provided in the Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Arena Investors, LP

Arena is an institutional asset manager founded in partnership with The Westaim Corporation. With $3.5 billion invested and committed assets under management as of June 30, 2024, and a team of over 180 employees in offices globally, Arena provides investment capital to a broad range of industries, including healthcare. The firm brings individuals with decades of experience, a track record of comfort with industry complexity, the ability to deliver within time constraints, and the flexibility to engage in transactions that cannot be addressed by banks and other conventional financial institutions. Arena Business Solutions, an affiliate of Arena, provides equity capital markets solutions for emerging public companies. For more information, please visit www.arenaco.com.

About Scienture

Scienture Holdings, Inc. is a NY based pharmaceutical company. We are a highly experienced team of industry professionals who are passionate about developing unique specialty product concepts and solutions that bring enhanced value to patients and healthcare systems. Our assets in development are across therapeutics areas, indications and cater to different market segments. Scienture is a fully fitted company with strategic capabilities across R&D, Manufacturing, Sales and Marketing and Commercial Operations. For more information, visit Scienture’s website at www.scienture.com.

Forward-Looking Statements

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against us; unanticipated difficulties or expenditures relating to our business plan; and those risks detailed in our most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Contacts:

Scienture Holdings, Inc.

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

Phone: (866) 468-6535

Email: IR@Rxintegra.com

Arena Investors, LP

Parag Shah

Email: ir@arenaco.com